Exhibit 99.2

Nimble Storage Reports Financial Results for Fiscal Third Quarter 2015

•	Revenues Grew 77%; Over 4,300 Total Customers Worldwide

•	Fibre Channel Products Address Enterprise-Wide Storage Requirements and Expands Addressable Market

San Jose, Calif. – November 25, 2014 – Nimble Storage (NYSE: NMBL), the flash storage solutions company, today reported financial results for the fiscal third quarter 2015. The Company has released a discussion of these results by posting the current Shareholder Letter on its website at http://investors.nimblestorage.com.

“We believe that our adaptive flash platform is the broadest architectural approach and is superior to the approach of major incumbents as well as emerging companies in our industry,” said Suresh Vasudevan, chief executive officer, Nimble Storage. “During the last year, we have had a very strong track record for delivering innovation culminating in the early delivery of our Fibre Channel product that expands the market opportunity four-fold.”

“Q3 marked another quarter of strong growth and momentum as we more than doubled our customer base over the last year, adding 568 new customers during the quarter to over 4,300 customers in total,” said Anup Singh, chief financial officer. “We also realized rapid growth in large deals, resulting in a double-digit sequential increase and an all-time high in new customer ASPs combined with strong contribution from international markets which accounted for 20% of total revenue this quarter.”

Fiscal Third Quarter 2015 Financial Results:

•	Revenue was $59.1 million, up 77% year-over-year and above our guidance of $56 to $58 million

•	Non-GAAP gross margin was 67.1% up by 0.7 percentage points from 66.4% in the third quarter of fiscal 2014

•	Non-GAAP operating loss was $9.7 million, better than our guidance for an operating loss of $11 to $12 million

•	Non-GAAP operating margin improved to negative 16% compared to negative 24% in the third quarter of fiscal 2014

•	Adjusted EBITDA was negative $8.6 million or negative 15% of revenue compared to negative 21% in the third quarter of fiscal 2014

•	GAAP net loss was $0.39 per basic and diluted share, compared with a net loss of $0.48 per basic and diluted share in the fiscal third quarter of 2014

•	Non-GAAP net loss was $0.15 per basic and diluted share, ahead of our guidance of $0.16 to $0.17 loss per share, compared with a net loss of $0.13 per basic and diluted share in the fiscal third quarter of 2014

•	Foreign exchange loss was $1.1 million, which had a $0.01 per share impact on basic and diluted loss per share

Forward Outlook: Nimble Storage provides guidance based on current market conditions and expectations. For the fiscal fourth quarter of 2015, we expect:

•	Total Revenue of $65 to $67 million

•	Non-GAAP operating loss of $9.5 to $10.5 million

•	Adjusted EBITDA loss of $7.0 to $8.0 million

•	Non-GAAP net loss of $0.14 to $0.15 per share

•	Weighted average basic shares outstanding of approximately 74 million

Conference Call Information:

As previously announced, Nimble Storage will host a live question & answer conference call and webcast today at 5:00 p.m. ET (2:00 p.m. PT) to discuss its financial results for the fiscal third quarter 2015.

To access the conference call, dial (877) 741-4248 in the U.S. or (719) 325-4753 from international locations. In addition, a live audio webcast of the conference call will be available on the Nimble Storage Investor Relations website at http://investors.nimblestorage.com.

The live webcast will be accessible on Nimble Storage’s investor relations website at http://investors.nimblestorage.com and will be archived and available on this site for 45 days.

A replay of the conference call will be available for 45 days. To access the replay, please dial 888-203-1112 and enter pass code 9075266. Callers outside the U.S. and Canada should dial 719-457-0820 and enter pass code 9075266.

Recent Business Highlights:

•	Nimble Storage Advances Adaptive Flash Platform: Releases Fibre Channel Storage Arrays. The recently introduced Nimble CS300, CS500 and CS700 series arrays now offer both iSCSI and Fibre Channel protocol support, enabling Nimble to effectively address enterprise-wide storage requirements and quadruple the addressable market the company is now able to serve. More than 40 enterprises participated in the formal beta program, resulting in customers purchasing and deploying the arrays in production environments.

•

Nimble Storage Delivers Choice and Control with Industry’s First Utility-based Storage on Demand Pricing Model. Nimble’s Storage on Demand, a pay-as-you-go offering, is a true utility-based model that eliminates archaic long-term commitments by delivering service levels based on actual requirements and usage versus pre-defined hardware configurations.

In addition, organizations building private or public clouds leveraging OpenStack can now fully realize the value of Nimble’s Adaptive Flash platform to predict, manage and deliver the storage required to optimize business applications and workloads across their IT environments. With these innovative new pricing and deployment models, Nimble is providing enterprises and service providers with the highest level of choice and control over their storage infrastructure within cloud environments.

•	Nimble Storage Named a Visionary in the Gartner Magic Quadrant for General-Purpose Disk Arrays, published on November 20, 2014, for the Second Consecutive Year. The report analyzes providers of midrange, high-end and network-attached storage systems, and hybrid arrays and positions vendors into one of four quadrants: Leaders, Challengers, Visionaries and Niche Players. Nimble was recognized as a Visionary based on the company’s vision and ability to execute.

Non-GAAP Financial Measures

To provide investors with additional information regarding our financial results, Nimble Storage has disclosed in this release and the accompanying tables non-GAAP financial measures that are not calculated in accordance with generally accepted accounting principles in the United States, or GAAP. The Company provides non-GAAP gross margin, non-GAAP operating margin, non-GAAP net loss, non-GAAP net loss per share and adjusted EBITDA. In computing these non-GAAP financial measures, the Company excludes the effects of stock-based compensation, which is a recurring expense for the Company. The Company has provided a reconciliation below of non-GAAP financial measures to the most directly comparable GAAP financial measures.

The Company discloses these non-GAAP financial measures because they are key measures used by the Company’s management and board of directors to understand and evaluate operating performance and trends, to prepare and approve the annual budget and to develop short-term and long-term operational and compensation plans. In particular, the exclusion of certain expenses in calculating non-GAAP financial measures can provide a useful measure for period-to-period comparisons of the Company’s business. Accordingly, the Company believes that these non-GAAP financial measures provide useful information to investors and others in understanding and evaluating the Company’s operating results in the same manner as the Company’s management and board of directors.

Non-GAAP financial measures have limitations as analytical tools and, as such, should not be considered in isolation or as substitutes for analysis of the Company’s results as reported under GAAP. Some of these limitations are:

•	Non-GAAP financial measures do not consider the potentially dilutive impact of equity-based compensation, which is an ongoing expense for the Company; and

•	Other companies, including companies in our industry, may calculate non-GAAP financial measures differently, which reduces their usefulness as comparative measures.

Forward Looking Statements

This press release contains “forward-looking” statements that are based on our management’s beliefs and assumptions and on information currently available to management. We intend for such forward-looking statements to be covered by the safe harbor provisions for forward-looking statements contained in the U.S. Private Securities Litigation Reform Act of 1995. Forward-looking statements include all statements other than statements of historical fact contained in this press release, including information concerning our future financial results, business plans and objectives, potential growth opportunities, competitive position, industry environment and potential market opportunities.

Forward-looking statements are subject to known and unknown risks, uncertainties, assumptions and other factors including, but not limited to, those related to our future financial performance which is inherently uncertain, uncertainty of market acceptance of our solutions, our ability to increase sales of our solutions, our ability to attract and retain customers and to selling additional solutions to our existing customers, our ability to develop new solutions and bring them to market in a timely manner, pricing pressure (as a result of competition or otherwise), our ability to maintain, protect and enhance our brand and intellectual property, the effectiveness of our channel partners, and our ability to continue to expand our business and manage our growth. Moreover, we operate in very competitive and rapidly changing environments, and new risks may emerge from time to time. It is not possible for our management to predict all risks, nor can we assess the impact of all factors on our business or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in any forward-looking statements we may make. Further information on these and other factors that could affect our financial results are included in our filings with the Securities and Exchange Commission and may cause our actual results, performance or achievements to differ materially and adversely from those anticipated or implied by our forward-looking statements.

You should not rely upon forward-looking statements as predictions of future events. Although our management believes that the expectations reflected in our forward-looking statements are reasonable, we cannot guarantee that the future results, levels of activity, performance or events and circumstances described in the forward-looking statements will be achieved or occur. Moreover, neither we, nor any other person, assume responsibility for the accuracy and completeness of the forward-looking statements. We undertake no obligation to publicly update any forward-looking statements for any reason after the date of this presentation to conform these statements to actual results or to changes in our expectations, except as required by law.

Nimble Storage Resources

•	Nimble Storage Website

•	Case Studies and Videos

•	Follow Nimble Storage on Twitter: @NimbleStorage

•	Join the Nimble Storage Group on LinkedIn

•	Visit Nimble Storage on Facebook

About Nimble Storage

Nimble Storage (NYSE: NMBL) is redefining the storage market with its Adaptive Flash platform. Nimble’s flash storage solutions enable the consolidation of all workloads and eliminate storage silos by providing enterprises with significant improvements in application performance and storage capacity. At the same time, Nimble delivers superior data protection, while simplifying business operations and lowering costs. At the core of the Adaptive Flash platform is the patented Cache Accelerated Sequential Layout (CASL) architecture and InfoSight, an automated cloud-based management and support system that maintains storage system peak health. More than 4,300 enterprises, governments, and service providers have deployed Nimble’s flash storage solutions across 38 countries. For more information about Nimble Storage, visit www.nimblestorage.com and follow us on Twitter: @nimblestorage.

Nimble Storage, the Nimble Storage logo, CASL, InfoSight, SmartStack and NimbleConnect are trademarks or registered trademarks of Nimble Storage. Other trade names or words used in this document are the properties of their respective owners.

Gartner does not endorse any vendor, product or service depicted in its research publications, and does not advise technology users to select only those vendors with the highest ratings or other designation. Gartner research publications consist of the opinions of Gartner’s research organization and should not be construed as statements of fact. Gartner disclaims all warranties, expressed or implied, with respect to this research, including any warranties of merchantability or fitness for a particular purpose.

Press Contacts:

Kristalle Cooks

408-514-3313

Kristalle@nimblestorage.com

Investor Relations Contact:

Edelita Tichepco

408-514-3379

IR@nimblestorage.com

SOURCE: Nimble Storage

Nimble Storage, Inc.

Preliminary Consolidated Statements of Operations

(In thousands, except per share amounts)

(Unaudited)

	Three Months Ended October 31,		Nine Months Ended October 31,
	2014	2013	2014	2013
Revenue:
Product	$51,126	$29,884	$139,484	$75,650
Support and service	7,970	3,527	19,920	8,363

Total revenue	59,096	33,411	159,404	84,013
Cost of revenue:
Product (1)	16,410	9,320	44,218	24,695
Support and service (1)	4,254	2,069	11,297	5,535

Total cost of revenue	20,664	11,389	55,515	30,230
Total gross profit	38,432	22,022	103,889	53,783
Operating expenses:
Research and development (1)	19,679	9,361	51,313	23,737
Sales and marketing (1)	36,994	19,902	102,835	51,330
General and administrative (1)	8,887	3,130	22,425	8,472

Total operating expenses	65,560	32,393	176,573	83,539

Loss from operations	(27,128)	(10,371)	(72,684)	(29,756)
Interest income, net	71	5	89	27
Other income (expense), net	(1,113)	306	(969)	11

Loss before provision for income taxes	(28,170)	(10,060)	(73,564)	(29,718)
Provision for income taxes	219	76	537	252

Net loss	(28,389)	(10,136)	(74,101)	(29,970)
Accretion of redeemable convertible preferred stock	—	(10)	—	(31)

Net loss attributable to common stockholders	$(28,389)	$(10,146)	$(74,101)	$(30,001)

Net loss per share attributable to common stockholders, basic and diluted	$(0.39)	$(0.48)	$(1.04)	$(1.46)

Weighted-average shares used to compute net loss per share attributable to common stockholders, basic and diluted	72,960	21,258	71,561	20,537

(1) Includes stock-based compensation expense as follows:
Cost of product revenue	$486	$52	$1,091	$130
Cost of support and service revenue	749	127	1,735	258
Research and development	4,595	781	10,727	1,695
Sales and marketing	7,575	850	21,160	1,971
General and administrative	4,001	455	7,419	993

Total stock-based compensation expense	$17,406	$2,265	$42,132	$5,047

Nimble Storage, Inc.

Preliminary Consolidated Balance Sheets

(In thousands)

(Unaudited)

	As of
	October 31, 2014	January 31, 2014
Assets
Current assets:
Cash and cash equivalents	$204,956	$208,486
Accounts receivable, net	34,752	17,676
Inventories	10,607	5,412
Prepaid expenses and other current assets	4,873	3,176

Total current assets	255,188	234,750
Property and equipment, net	29,396	20,209
Restricted cash, non-current	3,992	3,900
Other long-term assets	104	212

Total assets	$288,680	$259,071

Liabilities and Stockholders’ Equity
Current liabilities:
Accounts payable	$20,777	$9,093
Accrued compensation and benefits	16,268	9,837
Deferred revenue, current portion	28,011	16,178
Other current liabilities	6,866	3,855

Total current liabilities	71,922	38,963
Deferred revenue, non-current portion	32,503	17,331
Other long-term liabilities	9,171	11,091

Total liabilities	113,596	67,385

Commitments and contingencies
Stockholders’ equity:
Common stock	70	67
Additional paid-in capital	350,270	292,686
Accumulated other comprehensive income (loss)	(63)	25
Accumulated deficit	(175,193)	(101,092)

Total stockholders’ equity	175,084	191,686

Total liabilities and stockholders’ equity	$288,680	$259,071

Nimble Storage, Inc.

Preliminary Consolidated Statements of Cash Flows

(In thousands)

(Unaudited)

	Three Months Ended October 31,		Nine Months Ended October 31,
	2014	2013	2014	2013
Cash flows from operating activities:
Net loss	$(28,389)	$(10,136)	$(74,101)	$(29,970)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation	2,213	940	6,041	2,448
Stock-based compensation expense	17,406	2,265	42,132	5,047
Loss on disposal of property and equipment	—	43	—	76
Provision (recoveries) for allowance for doubtful accounts	—	(114)	(32)	49
Provision (recoveries) for excess and obsolete inventories	(100)	26	(267)	75
Changes in operating assets and liabilities:
Accounts receivable	(5,132)	(1,488)	(17,044)	(2,989)
Inventories	(963)	74	(4,653)	(1,727)
Prepaid expenses and other assets	(1,752)	(2,190)	(1,589)	(3,178)
Accounts payable	3,925	2,086	11,573	2,900
Deferred revenue	10,039	6,450	27,005	15,485
Accrued and other liabilities	(3,769)	1,773	7,702	2,857

Net cash used in operating activities	(6,522)	(271)	(3,233)	(8,927)
Cash flows from investing activities:
Purchase of property and equipment	(4,933)	(4,726)	(12,840)	(8,152)
Proceeds from sale of property and equipment	—	—	—	27
Change in restricted cash	6	—	(92)	(3,900)

Net cash used in investing activities	(4,927)	(4,726)	(12,932)	(12,025)
Cash flows from financing activities:
Payment of issuance costs related to issuance of common stock	—	—	(1,210)	—
Proceeds from exercise of stock options, net of repurchases	1,515	1,349	4,756	4,844
Proceeds from issuance of stock under employee stock purchase plan	9,227	—	9,227	—
Excess tax benefit from employee stock plans	85	—	85	—
Proceeds from repayment of loans from stockholders	—	1,571	—	1,571
Payment of taxes related to net settlement of restricted stock units	—	—	(125)	—

Net cash provided by financing activities	10,827	2,920	12,733	6,415
Foreign exchange impact on cash and cash equivalents	(215)	76	(98)	51

Net decrease in cash and cash equivalents	(837)	(2,001)	(3,530)	(14,486)
Cash and cash equivalents, beginning of period	205,793	36,720	208,486	49,205

Cash and cash equivalents, end of period	$204,956	$34,719	$204,956	$34,719

Nimble Storage, Inc.

Reconciliation of GAAP to Non-GAAP Financial Measures

(In thousands, except per share amounts)

(Unaudited)

	Three Months Ended October 31,		Nine Months Ended October 31,
	2014	2013	2014	2013
GAAP gross margin	$38,432	$22,022	$103,889	$53,783
Stock-based compensation	1,235	179	2,826	388

Non-GAAP gross margin	$39,667	$22,201	$106,715	$54,171

GAAP operating margin	$(27,128)	$(10,371)	$(72,684)	$(29,756)
Stock-based compensation	17,406	2,265	42,132	5,047

Non-GAAP operating margin	$(9,722)	$(8,106)	$(30,552)	$(24,709)

GAAP net loss	$(28,389)	$(10,136)	$(74,101)	$(29,970)
Stock-based compensation	17,406	2,265	42,132	5,047

Non-GAAP net loss	$(10,983)	$(7,871)	$(31,969)	$(24,923)

Interest income, net	(71)	(5)	(89)	(27)
Provision for income taxes	219	76	537	252
Depreciation	2,213	940	6,041	2,448

Adjusted EBITDA	$(8,622)	$(6,860)	$(25,480)	$(22,250)

GAAP net loss per share, basic and diluted	$(0.39)	$(0.48)	$(1.04)	$(1.46)
Stock-based compensation	0.24	0.11	0.59	0.25
Impact of difference in number of GAAP and non-GAAP shares	—	0.24	—	0.79

Non-GAAP net loss per share	$(0.15)	$(0.13)	$(0.45)	$(0.42)

Shares used to compute GAAP net loss per share attributable to common stockholders, basic and diluted	72,960	21,258	71,561	20,537
Weighted average effect of the assumed conversion of convertible preferred stock from the date of issuance	—	38,868	—	38,868

Shares used to compute Non-GAAP net loss per share	72,960	60,126	71,561	59,405